                                                                    Ex-10.4



                              Schedules to

                          Restated Shareholders

                               Agreement

                                                                         Annex 2
                                      to Further Restated Shareholders Agreement

                   TERMS FOR THE CUSTOMER MARKETING AGREEMENT
                               (SEE CLAUSE 3.3(b))

--------------------------------------------------------------------------------
  Subject                                 Terms
--------------------------------------------------------------------------------
   Brand     The parties agree that whenever they sell to customers any of the products covered by this customer marketing agreement, they will communicate clearly and prominently to the customer that they will use the networks of the other party to this agreement.
--------------------------------------------------------------------------------
 Products    The parties will agree a product range to be included in the customer marketing agreement.
--------------------------------------------------------------------------------
  Prices     The parties will agree favorable prices that each will charge the others for each of the products included in the customer
             marketing agreement.
--------------------------------------------------------------------------------
Preferred    Each party will preferentially use the other party's network to
Supplier     fulfil the capacity needs of its customers for locations on the
 Rights      other party' network that is not fulfilled by its own network, provided that the price offered by the other party for such capacity needs is less than or equal to the price offered by any third party for such capacity needs on similar terms and
             conditions and the quality of the capacity offered by the other party is not less than that offered by such third party.
--------------------------------------------------------------------------------

                                                                         Annex 3
                                      to Further Restated Shareholders Agreement

                         CAPACITY RIGHT OF USE AGREEMENT

THIS AGREEMENT dated as of the ______ day of ______________ 1999, is among FLAG ATLANTIC LIMITED, a company organised under the laws of Bermuda and having its principal office at The Emporium Building, 69 Front Street, 4th Floor, Hamilton, Bermuda, FLAG ATLANTIC USA LIMITED, a company organised under the laws of Delaware, USA and having its principal office at 570 Lexington Avenue, 38th Floor, New York, NY 10022, USA, (FLAG ATLANTIC LIMITED and FLAG ATLANTIC USA LIMITED being hereinafter jointly and severally referred to as "FA-1") and [ ] ("Purchaser"), a [ ] organised under the laws of [ ] and having its principal
office at [       ].

                                   WITNESSETH:

WHEREAS, except as set out below, FLAG Atlantic Limited is constructing and will directly and/or indirectly own, operate and maintain a fiberoptic cable system to be known as FLAG Atlantic-1 as more fully described in Schedule 1 (the "System"); and

WHEREAS, FLAG Atlantic USA Limited is constructing and will own all that part of the System that is within the territory (including the territorial waters) of the United States of America; and

WHEREAS, the System is currently scheduled to go into service in stages with the initial stage, as more particularly described in Schedule 1, ("Initial Stage") currently scheduled to go into service on or about 31 March 2001 ("Scheduled Initial RFS Date"); and

WHEREAS, Purchaser desires to acquire from FA-1, and FA-1 is willing to provide to Purchaser, a right of use in the capacity on the System as set out in
Schedule 2 (the "Capacity"); and

WHEREAS, FLAG Atlantic Limited, FLAG Atlantic USA Limited and Purchaser (the "Parties") desire to define the terms and conditions under which the Capacity will be acquired by Purchaser.

NOW, THEREFORE, the Parties hereby agree as follows:

1.    PURCHASE OF CAPACITY

1.1 Purchaser agrees to acquire the right to use the Capacity for the purchase price set forth in Schedule 2 (the "Purchase Price"), subject to the terms and conditions of this Agreement.

1.2 Individual units of Capacity as set out in Schedule 2 (each a "Unit") shall be available for activation in tranches (each a "Tranche") pursuant to the delivery schedule set out in Schedule 3. FA-1 shall notify Purchaser of the actual date upon which the Initial Stage of the System is able to carry commercial traffic ("Initial RFS Date"). FA-1 shall further notify Purchaser of the actual date upon which Units of Capacity within subsequent Tranches are available for activation ("Availability Notice"). Subject to the foregoing, when Purchaser wishes to activate one or more Units of Capacity it shall provide FA-1 with a notice ("Activation Notice") indicating the number of Units of Capacity that Purchaser wishes to activate ("Requested Capacity") and a proposed activation date for each Unit of Capacity.

1.3   In accordance with the provisions of clause 1.2 Purchaser shall:

            1.3.1 Within 90 days of the date hereof, provide FA-1 with an estimate of the initial number of Units of Capacity it will wish to activate pursuant hereto following the Initial RFS Date.

            1.3.2 Not less than 60 days prior to the Scheduled Initial RFS Date, provide FA-1 with an Activation Notice indicating the Requested Capacity it wishes to activate pursuant hereto following the Initial RFS Date.

            1.3.3 For each of Tranches 2, 3 and 4 provide FA-1 with an Activation Notice indicating the Requested Capacity it wishes to activate within the Tranche 45 days prior to the beginning of the quarter in which the Capacity within that Tranche will be available for activation.

            1.3.4 Subject to clause 1.3.2, when it wishes to activate any Units of Capacity within a Tranche, provided that an Availability Notice has been delivered for that Tranche and Purchaser has activated all the Capacity within the previous Tranche, provide FA-1 with an Activation Notice therefor not less than 45 days prior to the proposed activation date.

1.4 FA-1 shall use reasonable endeavours to ensure that the date upon which Requested Capacity is activated (the "Date of Activation") is on or before the proposed activation date set out in the Activation Notice for such Requested Capacity.

1.5 Subject to Purchaser paying the Purchase Price in accordance with the terms of this Agreement, Purchaser shall have the right, subject to the terms of this Agreement, to use such Requested Capacity from the Date of Activation until the System is decommissioned. Purchaser shall have no legal ownership or other rights in the System itself, in any proceeds from the disposition of the System or in any other capacity therein, except as specifically provided in Schedule 3.

1.6 Purchaser shall be entitled to collocation pursuant to a collocation agreement to be negotiated between the Parties based on the principles set out in Schedule 4.

2.    PAYMENTS

2.1 Purchaser shall pay to FA-1 the Purchase Price for Capacity to be acquired pursuant hereto as follows (and all such payments shall be non-refundable except as otherwise provided in clause 4.4):

            2.1.1 Purchaser shall pay to FA-1 30% of the Purchase Price on receipt of a notice from FA-1 that FA-1 Financial Closure (as defined in clause 22) has occurred.

            2.1.2 Purchaser shall pay the remaining 70% of the Purchase Price pursuant to the payment schedule set out in Schedule 2 ("Payment Schedule").

2.2 Purchaser shall pay to FA-1 such amounts for the operation and maintenance of the System as are set forth in, or determined pursuant to, Schedule 5 ("O&M Payments").

2.3 FA-1 shall render to Purchaser invoices for amounts payable pursuant to this Agreement. Invoices for the Purchase Price shall be rendered in accordance with clause 2.1. Invoices for O&M Payments shall be rendered pursuant to Schedule 5. All invoices shall be due and payable within 30 days after delivery to Purchaser.

2.4 Any amount payable pursuant to this Agreement which is not paid when due shall accrue interest at the annual rate of 3% above the U.S. Dollar LIBOR for one month as quoted in The Wall Street Journal on the first business day of the month in which the payment is due. All such default interest shall accrue from the day following the date payment of the relevant amount was due until it is paid in full and shall accrue both before and after judgement. Such interest shall be payable on demand.

2.5 All amounts payable by Purchaser pursuant hereto shall be paid in full in U.S. dollars (or such other currency as FA-1 may designate) by wire transfer free and clear of all bank or transfer charges to such account(s) as FA-1 may by notice to Purchaser designate without reduction for any deduction or withholding for or on account of any tax, duty or other charge of whatever nature imposed by any taxing authority. If Purchaser is required by law to make any deduction or withholding from any payment hereunder, Purchaser shall pay such additional amount to FA-1 so that after such deduction or withholding the net amount received by FA-1 will be not less than the amount FA-1 would have received had such deduction or withholding not been required. Purchaser shall make the required deduction or withholding, shall pay the amount so deducted or withheld to the relevant governmental authority and shall promptly provide FA-1 with evidence of such payment.

2.6 In the case of payments of the Purchase Price, until the Initial RFS Date there shall be such controls over the account(s) designated by FA-1 pursuant to clause 2.5 so as to ensure that payments of the Purchase Price may only be used to make timely payments required to be made by FA-1 in connection with the planning, design, construction and project management of the System. Any interest arising from amounts held in the account(s) shall accrue for the benefit of FA-1.

2.7 Purchaser's obligation to pay the Purchase Price and other amounts shall not be subject to any rights of set-off, counterclaim, deduction, defense or other right which Purchaser may have against FA-1 or any other party.

2.8 Within 14 days after the date of this Agreement Purchaser shall deliver to FA-1 such security for payment of the Purchase Price as is set forth in
      Schedule 6.

3.    TAXES

            Save as the context requires or as otherwise stated herein all references to payments made in this Agreement are references to such payments exclusive of all sales and use taxes, gross turnover taxes, value added taxes, or other similar turnover or sales based taxes, excise taxes, duties, fees, charges, levies, surcharges to recover the cost of universal service contributions, or similar liabilities (other than the general income taxes of FA-1) imposed by any authority, government or government agency in connection with or as a result of or in respect of the supply for which the payment is or is deemed to be consideration (collectively "taxes"). Where applicable such taxes shall be added to the invoice and shall be paid to FA-1 at the same time as the relevant invoice is settled in accordance with clause 2.

4.    DEFAULT AND TERMINATION

4.1 In the event that Purchaser shall have failed to pay any amount payable by Purchaser pursuant hereto (including but not limited to any O&M Payments) for more than 30 days after its due date, then FA-1 may deactivate all then activated Capacity (and refuse to activate any additional Capacity) until Purchaser has paid in full all amounts overdue together with applicable default interest.

4.2 If the defaulted payment is for any portion of the Purchase Price and such default continues for a further period of 30 days, FA-1 may, in its discretion, either:

            4.2.1 require Purchaser forthwith to pay the unpaid balance of the Purchase Price; or

            4.2.2 terminate this Agreement and relieve Purchaser of its obligation to pay any portion of the Purchase Price which has not yet become due and its right to acquire Capacity pursuant hereto.

      Neither such termination of this Agreement nor the exercise by FA-1 of such remedy shall relieve Purchaser of its obligation to pay amounts already due hereunder plus default interest thereon.

1.3 FA-1 reserves the right to temporarily or permanently deactivate all then activated Capacity (and refuse to activate any additional Capacity) and/or to disconnect Purchaser's equipment from the System in the event that Purchaser is in breach of clause 9.1 or if, in FA-1's reasonable judgement, Purchaser's use of the System may damage or disrupt the System.

4.4 Except as provided herein, Purchaser shall have no right to terminate or cancel this Agreement for any reason whatsoever. If the Initial RFS Date has not occurred within 12 months after the Scheduled Initial RFS Date (24 months if the delay is caused by a force majeure event) Purchaser may by two months written notice terminate its purchase of the Capacity. Purchaser shall have no obligation to make any further payments under this Agreement following such termination and FA-1 shall within 60 days of such termination refund to Purchaser any portion of the Purchase Price already paid by Purchaser to FA-1 which has not been used to make timely payments required to be made by FA-1 in connection with the planning, design, construction and project management of the System. The foregoing shall be the limit of Purchaser's rights for delays to the Initial RFS Date.

5.    OPERATION AND MAINTENANCE

5.1 FA-1 shall be responsible for the operation and maintenance of the System including arranging for the repair of the System in the event of any fault. Purchaser's sole responsibility with regard to operation and maintenance of the System shall be to make the O&M Payments as and when they become due pursuant to this Agreement.

5.2   FA-1 shall provide the service level guarantees set out in Schedule 5.

5.3 FA-1 shall promulgate procedures for the maintenance, use and operation of the System according to standards generally accepted in the telecommunications cable industry and shall provide Purchaser with a copy thereof. FA-1 may from time to time amend such procedures and shall provide Purchaser with a copy of each amendment prior to its effectiveness.

6.    RESTORATION

      FA-1 shall provide restoration on the System to the extent set forth in
      Schedule 1. If such restoration is not sufficient for Purchaser, then Purchaser shall be responsible for making its own restoration arrangements for Capacity which is then activated.

7.    SYSTEM ENHANCEMENTS AND UPGRADES

      FA-1 reserves the right to upgrade the amount of the capacity of the System and to make any enhancements to the System from time to time. The rights granted to Purchaser in this Agreement do not extend to participating in System enhancements or upgrades except to the extent referred to in Schedule 3. FA-1 shall use reasonable efforts to minimise the interruption, interference or impairment of the System caused by the implementation of any such enhancement or upgrade.

8.    SYSTEM DECOMMISSIONING

            The System shall be decommissioned at such time, no earlier than 15 years and no later than 25 years from the Initial RFS Date, as either FA-1 or the holders of three quarters of the then activated capacity on the System determine that the System is technically obsolete or has reached the end of its useful economic life. There shall be no compensation payable to Purchaser whether Purchaser voted for or against decommissioning. This provision is without prejudice to the rights of FA-1 to decommission the System without any liability to Purchaser whatsoever, in the event of a catastrophic failure of all or a portion of the System, whether caused by natural hazard or major technical fault, which makes it impossible to maintain the business efficacy of the System, or if any governmental, municipal, institutional, or commercial authority, license, permission authorisation, right, or concession necessary for the business efficacy of the System is not granted, subject to prohibitive conditions or is terminated with no reasonable prospect of retrieval within a period of 12 months following the date of termination.

9     REPRESENTATIONS AND WARRANTIES

9.1   Purchaser represents and warrants to FA-1 as follows:

      9.1.1 Purchaser is duly established and in good standing under the laws of [ ] and has full power and authority to enter into this Agreement.

      9.1.2 This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

      9.1.3 Purchaser has obtained or will obtain all necessary consents, licenses, permits and other approvals, both governmental and private, as may be necessary to permit Purchaser to perform its obligations under this Agreement and to acquire and use the Capacity.

      9.1.4 Purchaser shall perform its obligations under this Agreement and use the Capacity in a manner consistent with applicable law, and shall not use, or permit the Capacity to be used, for any illegal purpose or in any other unlawful manner.

1.3 FLAG Atlantic Limited and FLAG Atlantic USA Limited each represents and warrants to Purchaser as follows:

            0.3.1 It is duly established and in good standing under the laws of the country of its incorporation and has full power and authority to enter into this Agreement.

            0.3.2 This Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

0.3 Except as provided above, FA-1 disclaims, and Purchaser waives, all representations and warranties regarding the Capacity, including any warranty of merchantability or fitness for a particular use, and in particular, without limiting the foregoing FA-1 does not warrant that the Capacity will be uninterrupted or error free or that the Capacity will meet Purchaser's requirements for the equipment to be deployed by Purchaser in connection with the Capacity or services to be offered by Purchaser utilising this equipment.

10.   FORCE MAJEURE

      No failure or omission by any Party to carry out or observe any of the terms and conditions of this Agreement (other than any payment obligation) shall give rise to any claim against such Party or be deemed a breach of this Agreement if such failure or omission arises from an act of God, an act of any government or any other circumstance commonly known as "force majeure".

11.   CONFIDENTIALITY

      Other than in connection with an assignment permitted under clause 13 or if it is required by applicable law in connection with the enforcement of this Agreement, neither FA-1 nor Purchaser shall disclose the terms of this Agreement to any third party without the prior written consent of the other Party. Without limiting the generality of the foregoing, neither FA-1 nor

      Purchaser shall issue any press release or otherwise publicise the existence or the terms of this Agreement without the prior written consent of the other Party.

12.   NO LICENCE

12.1 Nothing in this Agreement shall or shall be deemed to give rise to any right of Purchaser to use any FA-1 Intellectual Property.

12.2 For the purposes of this clause "Intellectual Property" means any and all patents, trade marks, rights in designs, copyrights, and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, know-how, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world, and "FA-1 Intellectual Property" means Intellectual Property owned by or licensed to FA-1 together with the goodwill relating thereto.

13.   ASSIGNMENT

13.1 This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that, except for the assignment of FA-1's rights (but not its obligations) under this Agreement to one or more financial institutions and/or export credit agencies as collateral security for financing provided to FA-1 or in connection with a sale of receivables by FA-1 and the assignment by such financial institutions (and their assignees) of the rights and obligations under this Agreement to any other persons following exercise of any rights or remedies on such collateral security, neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned or transferred by any of the Parties hereto without the prior written consent of the other Parties, and any attempted assignment or transfer in violation of this clause shall be void.

13.2 Notwithstanding clause 13.1, FLAG Atlantic Limited and FLAG Atlantic USA Limited may allocate their rights and obligations under this Agreement between themselves and their affiliates.

13.3 FLAG Atlantic Limited and FLAG Atlantic USA Limited may use subcontractors or agents to fulfil their obligations hereunder.

14.   ENTIRE AGREEMENT

      This Agreement constitutes the whole agreement between the Parties and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof. Each of the Parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Agreement.

15.   VARIATION

            No variation or amendment to this Agreement shall be effective unless in writing signed by authorised representatives of each of the Parties.

16.   WAIVER

16.1 Failure by a Party at any time to enforce any of the provisions of this Agreement shall neither be construed as a waiver of any rights or remedies hereunder nor in any way affect the validity of this Agreement or any part of it and no waiver of a breach of this Agreement shall constitute a waiver of any subsequent breach.

16.2 Termination of this Agreement shall not operate as a waiver of any breach by a Party of any of the provisions hereof and shall be without prejudice to any rights or remedies of a Party which may arise as a consequence of such breach or which may have accrued hereunder up to the date of such termination.

16.3 No waiver of a breach of this Agreement shall be effective unless given in writing.

17.   INVALIDITY

0.1 Subject to clause 17.2 below if any provision of this Agreement is or becomes (whether pursuant to any judgment or otherwise) invalid, illegal or unenforceable in any respect under the law of any applicable jurisdiction:

            0.1.1 the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

            0.1.2 the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

      shall not be affected or impaired in any way thereby.

0.2 The Parties acknowledge that the consideration for the Capacity set out in clause 2 was agreed upon taking into account clauses 4, 8, 9, and 19 and in the event any of these clauses is or becomes (whether pursuant to any judgment or otherwise) invalid, illegal or unenforceable in any respect under the law of any jurisdiction, the Parties agree to renegotiate in good faith the amounts payable by Purchaser under clause 2.

18.   NOTICE

      18.1 Any notice, request, demand or other communication required or permitted hereunder shall be sufficiently given if in writing in English and delivered by hand or sent by prepaid registered or certified mail (airmail if international), by facsimile or by prepaid international courier service of international reputation addressed to the appropriate Party at the following address or to such address as such Party may from time to time designate:

         If to Purchaser:

         [name if different then Purchaser]
         [address]

      Attention: [ ]
      Tel: [ ]
      Fax: [ ]

         If to FA-1:

         FLAG Atlantic Limited
         The Emporium Building
         69 Front Street
         4th Floor
         Hamilton HM 12
         Bermuda

         Attention: FLAG Atlantic-I
         Tel: +1-441-296-0909
         Fax: +1-441-296-0938

      With a copy to:

      FLAG Telecom Limited
      103 Mount Street -- 3rd Floor
      London W1Y 5HE
      U.K.

      Attention: General Counsel
      Tel: +44-171-317-0800
      Fax: +44-171-317-0808

      With a copy to:

      GTS Carrier Services
      Terhulpsesteenweg 6A
      1560 Hoeilaart
      Belgium

      Attention: General Counsel
      Tel: +322-658-5200
      Fax: +322-658-5100

      18.2 Purchaser acknowledges that all communications in connection with this Agreement shall be between Purchaser and FLAG Atlantic Limited. For this purpose, FLAG Atlantic USA Limited hereby appoints FLAG Atlantic Limited as its agent to receive and send all communications in connection with this Agreement.

      18.3 Any notice, request, demand or other communication given or made pursuant to this clause shall be deemed to have been received (i) in the case of hand delivery or courier, on the date of receipt as evidenced by a receipt of delivery from the recipient, (ii) in the case of mail delivery, on the date which is seven days after the mailing thereof and (iii) in the case of transmission by facsimile, on the date of transmission with confirmed answer back. Each such communication sent by facsimile shall be promptly confirmed by notice in writing hand-delivered or sent by courier, mail or air mail as provided herein, but failure to send such a confirmation shall not affect the validity of such communication.

37.   LIABILITY

37.1 Except to the extent stated in clause 4.4 and Schedule 5, FA-1 shall not be liable to Purchaser for any loss or damage sustained by reason of any delay in completion, failure or breakdown of the facilities constituting the System or any interruption of service, regardless of the cause of such delay in completion, failure or breakdown, and regardless of how long it shall last.

37.2 Notwithstanding any other provision in this Agreement to the contrary, no Party shall be liable to any other Party for any indirect, special, punitive or consequential damages (including, but not limited to, any loss of profit or business or claim from any customer for loss of services) arising out of this Agreement or from any breach of any of the terms and conditions of this Agreement.

      19.3 Any financier of the System, at its election, shall have a right to cure any breach by FLAG Atlantic Limited (or, if applicable, an affiliate thereof) under this Agreement, provided however, that such financier shall not assume any liabilities of FLAG Atlantic Limited under this Agreement.

20.   COUNTERPARTS

            This Agreement may be executed in counterparts. Any single counterpart or set of counterparts signed, in either case, by all the Parties hereto shall constitute a full and original agreement for all purposes.

21.   WAIVER OF IMMUNITY

            The Parties acknowledge that this Agreement is commercial in nature, and the Parties expressly and irrevocably waive any claim or right which they may have to immunity (whether sovereign immunity or otherwise) for themselves or with respect to any of their assets in connection with an arbitration, arbitral award or other proceedings to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of their assets from pre- or post-judgment attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

22.   FA-1 FINANCIAL CLOSURE

      22.1 The obligation of the Purchaser to pay the Purchase Price (or any instalment thereof) and the obligation of FA-1 to provide the Capacity are conditional upon the occurrence of FA-1 Financial Closure.

      22.2 If FA-1 Financial Closure has not occurred by 31 October 1999, then this Agreement shall terminate (with the exception of clauses 11, 19, 21 and 23 which shall survive termination).

1.3 For the purposes of this Agreement, "FA-1 Financial Closure" shall be deemed to take place on the date when FA-1 and its shareholders have put in place arrangements satisfactory to them for the financing of the construction of the System.

23.   GOVERNING LAW AND DISPUTE RESOLUTION

      23.1 This Agreement shall be construed in accordance with New York law, without regard to the law of New York governing conflicts of law.

      23.2 Except as otherwise provided herein, any dispute or controversy arising under or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with such Rules. The place of arbitration shall be London. The arbitration shall be conducted in English. The decision and award resulting from such arbitration shall be final and binding on the Parties. Judgment upon the arbitration award may be rendered by any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement. Insofar as permissible under the applicable laws, the Parties hereby waive all rights to object to any action for judgment or execution which may be brought before a court of competent jurisdiction on an arbitration award or on a judgment rendered thereon.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

FLAG ATLANTIC LIMITED


By ____________________
Name:
Title:


FLAG ATLANTIC USA LIMITED

By ____________________
Name:
Title:


[PURCHASER]

By ____________________
Name:
Title:

                                   SCHEDULE I

                              DESCRIPTION OF SYSTEM

A trans-Atlantic cable system known as FLAG Atlantic-I which is to operate from London and Paris to New York and will include a trans-Atlantic subsea element and backhaul elements in Europe and the United States.

The subsea element will involve the construction of four landing stations ("the Landing Stations"), a six fibre pair ring system across the Atlantic Ocean, with six fibre pairs connecting the US Landing Stations and six fibre pairs connecting the European Landing Stations. The Landing Stations are currently expected to be at (i) Cornwall (UK), (ii) St. Brieuc (France), (iii) Makamah Beach on the North shore of Long Island, New York (US) and (iv) Long Beach on the South shore of Long Island, New York (US). Each fibre pair will be designed for a maximum capacity of 40 wavelengths with each wavelength running at 10 Gbps.

The backhaul elements will seamlessly connect the Landing Stations to the digital/optical input/output port on the digital/optical distribution frame ("Terminal Point") in the heart of London, Paris and Manhattan, New York City.

The initial stage of the system will consist of the Northern subsea link from Cornwall to the North shore of Long Island, the Cornwall to Brittany Trans-Channel link and the backhaul elements (which includes the terrestrial link between the North shore and the South shore of Long Island). The full system will consist of the initial stage and the Southern subsea link from Brittany to the south shore of Long Island ("Full System").

The system will be installed initially with 160 Gbps of capacity but will be designed with technology capable of upgrade to 2.4 terabits per second.

The base system has been designed to provide restoration within its own capabilities by way of protection switching. This has been achieved by means of a redundant multi-loop architecture within the system which provides redundancy in the event of a failure of any component within the system.

The system will have:

- the ability to carry commercial traffic between any two points (consisting of one or many segments) which meets ITU-T G.826.

- automatic self-healing ring protection between any two points (consisting of one or many segments)

-     network management capability for the system as a whole.

                                   SCHEDULE 2

1. Capacity

--------------------------------------------------------------------------------
Route                                  Capacity               Purchase Price US$
                                 (each STM within the            (excl. taxes)
                                 package of 8 x STM
                                 being a "Unit")
--------------------------------------------------------------------------------
o     Amount of Capacity from    One package of 8 x           US$
      Terminal Point             STM___
      facilities in New York
      City to the Terminal
      Point facilities in
      London
--------------------------------------------------------------------------------
o     Amount of Capacity from    One package of 8 x           US$
      Terminal Point             STM___
      facilities in New York
      City to the Terminal
      Point facilities in
      Paris
--------------------------------------------------------------------------------
                                     Total Purchase
                                          Price US$
--------------------------------------------------------------------------------

2. Payment Schedule

--------------------------------------------------------------------------------
Date                                              Percentage of
                                                  Purchase
                                                  Price
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Tranche 1* -- Initial RFS Date                    20%
--------------------------------------------------------------------------------
Date on which FA-1 notifies Purchaser             20%
that the Full System is able to carry
commercial traffic.
--------------------------------------------------------------------------------
Date of Notice of Availability for Tranche 2*     10%
--------------------------------------------------------------------------------
Date of Notice of Availability for Tranche 3*     10%
--------------------------------------------------------------------------------
Date of Notice of Availability for Tranche 4*     10%
--------------------------------------------------------------------------------

                           * As set out in Schedule 3

                                   SCHEDULE 3

                                DELIVERY SCHEDULE

Purchaser's Capacity will be made available for activation as follows:

--------------------------------------------------------------------------------
Availability schedule   Date                  Capacity available to activate
--------------------------------------------------------------------------------
  Tranche 1             Initial RFS Date      1 x STM-___
--------------------------------------------------------------------------------
  Tranche 2             Q4 2002               1 x STM-___
--------------------------------------------------------------------------------
  Tranche 3             Q4 2003               2 x STM-___
--------------------------------------------------------------------------------
  Tranche 4             Q4 2004               4 x STM-___
--------------------------------------------------------------------------------

                                   SCHEDULE 4

                      Provisions for Collocation Agreement

If Purchaser desires to install equipment at the Terminal Point in order to connect to the Capacity, the Parties agree to negotiate in good faith a Collocation Agreement which shall be based on the following principles:

1. Purchaser shall be granted a license to place its equipment in racks at the Terminal Point premises for the term of this Agreement. Purchaser will pay a fair market price per rack per annum for use of the racks, payable annually in advance.

2. Purchaser shall be permitted to use the racks only for the purpose of connecting to the System.

3. Access to the Terminal Point premises will be available to Purchaser's authorised personnel on a 24*365 basis subject to compliance with safety, security and access rules.

4. Commercial terms for services (such as installation, first line maintenance, shifts and changes) and for utilities (such as power heating lighting) to be provided by FA-1 at the Terminal Point are to be negotiated.

5.    Assignment or sublicensing of the racks by Purchaser is prohibited.

                                   SCHEDULE 5

                                  O&M PAYMENTS

1. Purchaser shall pay to FA-1 on activated Capacity annual operation and maintenance charges ("O&M Charges") as specified in the attached annex. Upon the Date of Activation of a Unit of Capacity FA-1 shall render an invoice for the O&M Charges on such Unit of Capacity from the Date of Activation until the end of then calendar year. Thereafter the O&M Charges on such Unit of Capacity shall be invoiced annually in advance on or about 1 January in each year.

2. FA-1 will use commercially reasonable efforts to provide restoration on the System so that each Unit of Capacity achieves a level of availability to carry traffic between the relevant Terminal Points of 99.50% per month as from the date on which FA-1 notifies Purchaser that the Full System is able to carry commercial traffic ("Availability Level"). Failure to achieve this Availability Level in any calendar month shall entitle Purchaser to a credit of 8% of the annual O&M Charges. Availability Level will be calculated each calendar month as follows:

   (Total time for month [x] - Sum of all events of unavailable time as agreed during fault clearance) * 100
   ---------------------------------------------------------------------------
                            Total time for month [x]

      Per event, unavailable time begins at the time of Purchaser problem reporting, or FA-1 problem detection, whichever is earlier. Unavailable time ends as agreed between FA-1 and Purchaser during fault clearance. Unavailable time is measured between Terminal Points.

      Planned works notified to Purchaser at least 15 days in advance are excluded from availability calculations.

      Credits shall be applied against payment obligations of Purchaser under this Agreement and if there are any outstanding credits upon termination of this Agreement and there are no longer any payment obligations of Purchaser, FA-1 shall pay to Purchaser an amount equal to the outstanding credits. Credits provided pursuant to the foregoing shall be the limit of Purchaser's rights under this Agreement if activated Capacity is not able to carry traffic.

                                   SCHEDULE 6

                                    SECURITY

Standby irrevocable letter of credit with an expiration date 60 days after the date that the last percentage of the Purchase Price is payable in accordance with Schedule 2 for full payment of the Purchase Price issued on Purchaser's behalf by a bank rated A or better by Standard & Poor's (or the equivalent by Moody's) in favour of FA-1 and otherwise in form and substance satisfactory to FA-1.

Annex 5
to Further Restated Shareholders Agreement

Backhaul Technical Specification

      Contents

      1. Introduction                                           2

      2. Network Design                                         2
        2.1 European Backhaul                                   2
         2.1.1  Company Backhaul requirements                   3
         2.1.2  GTS Backhaul Requirements                       3
         2.1.3  Overall Backhaul Network Design                 4
           2.1.3.1 Company backhaul design                      5
         2.1.4  Migrations & Upgrades                           6
        2.2 US Backhaul Element                                 6
         2.2.1  Company Backhaul requirements                   7
         2.2.2  GTS Backhaul Requirements                       7
         2.2.3  US Backhaul Network Design                      7
         2.2.4  Migrations & Upgrades                           8

      3. Space requirements                                     8
        3.1 Telecom equipment                                   8
        3.2 Power/auxiliary equipment                           9

      4. Route requirements                                     9
        4.1 Number of fibres                                    9
        4.2 Type of fibres                                      9
        4.3 Amplifier Spacing                                  10

1       Introduction

This specification deals with the Backhaul Elements in Europe and the US which are to be established in relation to the agreement on the transatlantic cable system. This document sets out the preliminary agreement between GTS and the Company on the technical specification for the Backhaul Elements of the System. Both parties acknowledge that further details have to be worked out in order to finalise the technical specification.

In anticipation of having a terabit system in operation on each of the submarine cables, the backhaul networks will have a sufficient capacity to offer the required bandwidth for the Company.

The European backhaul network will constitute a ring, covering the landing sites on the coasts of England and France and the sites in London and Paris. It is foreseen that London and Paris are the breakout points.

The US backhaul network will also constitute a ring covering the North and South landing points as well as the Terminal Points in New York 1 and New York 2/ New Jersey 1.

2       Network Design

The Backhaul Network design consists of two parts: the European Backhaul and the US Backhaul. For each of these two parts, a distinction has been made in the requirements, between the Company backhaul requirements, and the GTS backhaul requirements. An overall network design is proposed taking into account both Company and GTS requirements expressed in Clauses 6.2 and 6.3 of the Agreement.

                                [GRAPHIC OMITTED]
Backhaul                                                            2.1 European

The European Backhaul Element consists of the physical infrastructure (facilities, fibre, equipment) and related services (maintenance, project management) from the demarcation points in the Landing Stations A and B (as indicated in Annex 1) up to, including and between the Terminal Points in London and Paris.

The following two sections explain the specific requirements for the backhaul.

2.1.1 Company Backhaul requirements

The European Backhaul Element that is required for the Company is described below, and consists of this minimum set of building blocks:

For the fibre infrastructure:
Link 1: Landing point A(Porthcurno) to London: 6 fibre pairs
Link 2: Landing point B(St Brieuc) to Paris: 6 fibre pairs
Link 3: London to Paris: 6 fibre pairs

Fibre type: the type of fibre required is specified in section 4.2 of this Annex

For the European Backhaul Element DWDM Terminal Multiplexes and In-Line Amplifiers equipment on links 3, 7 and 10 of the backhaul supporting at least 40 wavelengths at STM-64 (10 Gb/s). The total number of wavelengths to be supported by the Backhaul for the Company = 240 at STM-64 (10 Gb/s).

For the Space requirements:
Terminal Point Located in central London with 1,830 m(2)
Terminal Point Located in Paris with 1,500 m(2)
Optical Amplifier locations along the fibre route with 13 m(2) per location Mid terminal locations of 79 m(2) each Note. Above requirements are net.

2.1.2 GTS Backhaul Requirements

The additional Backhaul part required for GTS consists of the following building blocks:

For the fibre infrastructure:
Link 1: Landing Point A to London: 1 fibre pairs
Link 2: Landing Point B to Paris: 1 fibre pairs
Link 3: London to Paris: 1 fibre pairs

Note that the above fibre requirements are included in the 6 fibre pairs required for the FA-1 backhaul.

2.1.3 Overall Backhaul Network Design

The overall backhaul network design captures the Company Requirements and summarises these in the following figures.

Assumptions: UK Network provider -- RACAL

  London - Porthcurno 5 span design

              [GRAPHIC OMITTED]

                              Porthcurno - London:
                              --------------------
                                   o 2x5 spans
                                   o 1 LT
                                   o 8 ILA

                                                                          France

Network provider -- LDCom and SAPN

  London - Paris 5 span design

              [GRAPHIC OMITTED]

   London - Paris:
   ---------------
     o 2x5 spans
     o 1 LT
     o 8 ILA

Paris - St Brieuc 5 span design

Paris - St-Brieuc:
------------------
    o lx5 + 1x4 spans
    o 1 LT
    o 7 ILA

              [GRAPHIC OMITTED]

backhaul design                                                  2.1.3.1 Company

The physical design of the WDM (TM and ILA) equipment is as shown in the figures above. It consists of two WDM sections for all three Links (3, 7 and 10) with 4-5 spans per link. This is applicable to each fibre pair.

    [GRAPHIC OMITTED]                Landing Point   Landing Point
         Link 7    Link 10   Link 3        B               A          Facilities


Client layer equipment: SDH or Backhaul WDM Terminal
Optical Cross Connect    Equipment      Fiber infrastructure   Paris     London

      European Backhaul                            [GRAPHIC OMITTED]

[GRAPHIC OMITTED]


                                    Figure 1

2.1.4 Migrations & Upgrades

The migration scenario's for the European Backhaul Element is summarised below:

On completion of Phase I of the Subsea part, i.e.16 wavelengths STM-64 deployed in two legs, the Company requires that the European Backhaul Element be able to carry these 16 wavelengths on one fiber pair of Links 3, 7 and 10.

The European backhaul should be upgraded in line with the total capacity of the subsea part.

2.2     US Backhaul Element

The US Backhaul Element consists of the physical infrastructure (facilities, fibre, equipment) and related services (maintenance, project management) from the demarcation points in the Landing Stations A and B up to, including and between the Terminal Points in New York 1 and New York 2 / New Jersey 1.

                                [GRAPHIC OMITTED]

2.2.1 Company Backhaul requirements

The US Backhaul Element that is required for the Company is described below, and consists of this minimum set of building blocks:

For the fibre infrastructure:

Link 1: Landing Point A to Terminal Point New York 1: 6 fibre pairs
Link 2: Landing Point B to Terminal Point New York 2 / New Jersey 1: 6 fibre pairs
Link 3: Link in-between the Terminal Points New York 1 and New York 2 / New Jersey 1 : 6 fibre pairs

Fibre type: the type of fibre required is specified in section 4.2 of this Annex

For the US Backhaul Element WDM Terminal Multiplexers and In-Line Amplifiers equipment on links 1, 4 and 8 of the backhaul supporting at least 40 wavelengths at STM-64 (10 Gb/s). The total number of wavelengths to be supported by the Backhaul for the Company = 240 at STM-64 (10 Gb/s).

For the Space requirements:
One Terminal Point Located in New York City of 1,680 m(2)
One Terminal Point Located in Newark of 1,680 m(2)
One Optical Amplifier (located along the fibre route of Link 1) with 13 m(2) Note. Above requirements are net.

2.2.2   GTS Backhaul Requirements

The additional backhaul part required for GTS consists of the following building blocks:

For the fibre infrastructure:-

Link 1 - 1 fibre pairs
Link 4 - 1 fibre pairs
Link 8 - 1 fibre pairs

Note that the above fibre requirements are included in the 6 fibre pairs required for the FA-1 bachaul

2.2.3    US Backhaul Network Design

The US backhaul network design is summarised in the following figures. The US backhaul consists of the fibre pairs and Backhaul WDM equipment for Link 1, 4 and 8.

                                [GRAPHIC OMITTED]

New York 2 / New
  Jersey 1

2.2.4   Migrations & Upgrades

The migration scenario's for the US backhaul is summarised below:

On completion of Phase 1 of the Subsea part, i.e.16 wavelengths STM-64 deployed in two legs, the Company requires that the US Backhaul Element be able to carry these 16 wavelengths on one fiber pair of Link 1.

Subsequent phases: all three links of the US backhaul are equipped with 16 wavelengths on one fibre pair.

The US backhaul should be upgraded in line with the total capacity of the subsea part.

3       Space requirements

3.1     Telecom equipment

Each US Terminal Location (including SDH equipment): 1680 m(2)
London Terminal Location (including SDH equipment): 1830 m(2)
Paris Terminal Location (including SDH equipment): 1500 m(2)
Each Optical Amplifier Location: 13 m(2)
Each Mid Terminal Equipment: 79 m(2) (European Backhaul Element only) Note. Above requirements are net.

0.1     Power/auxiliary equipment

DC power for transmission equipment

The power will be delivered by N=1 rectifiers supplying -48V DC to each individual rack. Each rack will have 2 separate (A&B) redundant feeds, each feed protected by an individual breaker. The power assumptions for the telecom are at 750W/ gross m(2) (Regenerators and Amplifier sites)
The power assumptions for the telecom are at 500W/ gross m(2) (POP sites)

AC power for auxiliary equipment

The AC power will be used for the air-conditioning, lighting, etc and has been set at 250W/ gross

4       Route requirements

4.1     Number of fibres

For the final phase 240 wavelengths at 10 Gb/s have to be transported on the Backhaul Elements that connect the submarine landing points to the cities of London, Paris and New York / New Jersey. We assume that one DWDM system at 10 Gb/s can transport (greater than or equal to)40 X. This requires the availability of at least 6 fibre pairs (240/40). As explained in the previous design section, fibre pairs will be required for the specific GTS (and others) requirements.

4.2     Type of fibres

In order to accommodate STM-64 10Gb/s data rates with the required number of wavelengths (>= 40), ITU G.652 SSM-F (Standard Single Mode Fibre) has to be used as a preference on all built / leased portions of the backhaul networks. (Reference GTS R & D presentation and memorandum dated February 12th 1999 "Fibre choice for FA-1 Backhaul Networks".

All fibres will have to show a PMD (Polarisation mode dispersion) value that should not exceed 0.2 ps/km (1/2) (typical PMD values for newly build fibres are less than 0.1ps/km(1/2).

4.3     Amplifier Spacing

A typical attenuation for recently installed fibres is in the range of 0.22 dB/km. The current model for the network design assumes a (less than or equal to)70km amplifier spacing for terrestrial WDM systems with max. 20dB link span attenuation.

                                                                Annex 6 - Part I
                                      to Further Restated Shareholders Agreement

      KEY COMMERCIAL TERMS FOR GTS FIBRE AND FACILITIES PURCHASE AGREEMENT
                                (SEE CLAUSE 7.1)

-----------------------------------------------------------------------------
Subject                                    Terms

-----------------------------------------------------------------------------
Product                 GTS will purchase rights in dark fibre,
                        facilities and capacity on the system at cost for *** as follows:

                        ***

Upgrades                1.    GTS will be entitled to activate its capacity
                              on the dark fibre pair as it requires;

                        2.    GTS will be entitled to upgrade its
                              capacity on the Subsea Element by givi
                              prior notice to FA-1. Following
                              installation of the Initial Capacity
                              FA-1 will carry out the upgrades at
                              cost.

                        subject in both cases to the covenants of the Project Finance documents regarding activation of capacity.

Landing Stations        Currently the four Landing Stations
                        are planned as Long Island (North), USA
                        -Porthcurno, UK --Saint Brieuc, France -- Long
                        Island (South), USA.

Purchase Price          ***

Payment Terms           See Clause 7.1 of Shareholders Agreement

O&M Charges             GTS will pay the Company *** the Products listed above.
                        Costs may be verified independently. The Company will undertake to run the System as economically as is reasonably possible.

-----------------
Confidential Treatment has been requested with respect to the portions of this agreement marked with three asterisks (***) and the redacted material has been filed separately with the Securities and Exchange Commission.

 Hand-over           By the applicable RFS, the Company will
                     demonstrate that the System, or the first leg, as relevant, was commissioned in accordance with a plan that had been previously approved by the parties. Terms for System Acceptance are:

                     Fibre Type Approval

                     The Fibre will undergo a type approval test during which the Company will demonstrate to GTS that it complies with a set of requirements that will be jointly agreed upon by the parties.

                     WDM Type Approval

                     The WDM system will undergo a type approval test during which the Company will demonstrate to GTS that it complies with a set of requirements that will be jointly agreed upon by the parties.

                     -----------------------------------------------------------

                     Link/Wavelength

                     The acceptance of a Link/Wavelength will be mainly based on the following criteria:

                     o  Verification of the compliance of the system interfaces

                     o Verification of jitter/wander performances as per ITU-T recommendations G82 G958

                     o Verification of the transparency of the system to the SDH payload

                     o  Proper working of offered protection schemes

                     o  Verification of the correct interfacing to GTS' NMS

                     o Verification of correct alarm reporting and performance monitoring to GT NMS

                     o Round trip delay, according to specifications provided by the Company

                     o  Verification of the correct operation of ALS

                     o  Synchronisation transparency

                     Trouble Free Running

                     A test will be performed with traffic running on each provided wavelength for 30 consecutive days in accordance with BER specification to be agreed between the parties.

      Term The interest will exist for the lifetime of the System. The design criteria will require the Subsea Element to be designed to last for 25 years.

 Assignability       GTS may assign the Agreement to an affiliated
                     company, provided such party shall remain liable for the obligations thereunder and may assign the Agreement to a lender as security.

***

Equipment Installation  GTS will have the right to install, maintain and operate
and Connection Rights   equipment (belonging to themselves or their contractors
                        or customers) at the Landing Stations and Pops and will be entitled to connect the equipment to their own or other telecommunications networks. If GTS should require more than their allotted racks in any Landing Station or PoP the incremental cost shall be borne by GTS such additional space is subject to availability

                                                               Annex 6 - Part II
                                      to Further Restated Shareholders Agreement

           KEY COMMERCIAL TERMS FOR FLAG - OPTION TO PURCHASE CAPACITY
                             (SEE CLAUSE 7.1.(b) (A))

------------------------------------------------------------------------------
Subject                                          Terms
------------------------------------------------------------------------------
Product FLAG will be entitled to purchase capacity in FA-1 at cost in lots (see clause 7.1(b) of Shareholders Agreement).

Capacity FLAG will be entitled to purchase capacity on the System as follows:

                            ***

Landing Stations            Currently the four Landing Stations are
                            planned as Long Island (North), USA - Porthcurno, UK
                            - Saint Brieuc, France - Long Island (South), USA.

Purchase Price              Up to ***

Payment Terms               See Clause 7.1 of Shareholders Agreement

O&M Charges                 FLAG will pay the Company a *** the System.
                            Costs may be verified independently. The Company will undertake to run the System as economically as is reasonably possible.

Liquidated Damages          ***

Hand-over                         By the applicable RFS, the Company
                                  will demonstrate that the System, or
                                  the first leg, as relevant, was
                                  commissioned in accordance with a
                                  plan that had been previously
                                  approved by the parties. Terms for
                                  System Acceptance are:

                                  WDM Type Approval

                                  The WDM system will undergo a type approval test during which the Company will demonstrate to FLAG that it complies with a set of requirements that will be jointly agreed upon by the parties.

                                  ----------------------------------------------

                                  Link/Wavelength

                                  The acceptance of a Link/Wavelength will be mainly based on the following criteria:

                                  o  Verification of the compliance of
                                     the system interfaces

                                  o  Verification of jitter/wander
                                     performances as per ITU-T
                                     recommendations G82 G958

                                  o  Verification of the transparency
                                     of the system to the SDH payload

                                  o  Proper working of offered
                                     protection schemes

                                  o  Verification of the correct
                                     interfacing to FLAG'S NMS

                                  o  Verification of correct alarm
                                     reporting and performance
                                     monitoring to FLAG NMS

                                  o  Round trip delay, according to
                                     specifications provided by the
                                     Company

                                  o  Verification of the correct
                                     operation of ALS

                                  o  Synchronisation transparency

                                  Trouble Free Running

                                  A test will be performed with traffic running on each provided wavelength for 30 consecutive days in accordance with BER specification to be agreed between the parties

Term The interest will exist for the lifetime of the System. The design criteria will require the Subsea Element to be designed to last for 25 years.

Assignability                     FLAG may assign the Agreement to an affiliated
                                  company, provided such party shall remain liable for the obligations thereunder and may assign the Agreement to a lender as security.

***

Equipment Installation            FLAG will have the right to install,
and Connection Rights             maintain and operate equipment
                                  (belonging to themselves or their contractors
                                  or customers) at the Landing Stations and Pops
                                  and, subject to applicable safety and access
                                  control procedures, will be entitled to
                                  connect the equipment to their own or other
                                  telecommunications networks. If FLAG should
                                  require more than their allotted racks in any
                                  Landing Station or PoP the incremental cost
                                  shall be borne by FLAG, such additional space
                                  being subject to availability.
--------------------------------------------------------------------------------